                                                                    EXHIBIT 10.1

                                  GLOBALSANTAFE
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                    ARTICLE I

                                     PURPOSE

         1.1 Amendment and Restatement: The GlobalSantaFe Supplemental Executive Retirement Plan (the "Plan") constitutes an amendment and restatement in its entirety of the GlobalSantaFe Executive Supplemental Retirement Plan of 1990, formerly known as the Global Marine Executive Supplemental Retirement Plan of 1990 (the "Prior Plan"), and merger with the GlobalSantaFe Corporation Supplemental Executive Retirement Plan, formerly known as Santa Fe International Corporation Supplemental Executive Retirement Plan (the "Legacy Santa Fe Plan"). Effective as of July 1, 2002, this Plan supercedes the Prior Plan and the Legacy Santa Fe Plan, and the rights of all Participants who were active participants in the Prior Plan or the Legacy Santa Fe Plan immediately prior to the Effective Date shall be governed by the terms of this Plan. Pursuant to this amendment and restatement of the Prior Plan and merger with the Legacy Santa Fe Plan, GlobalSantaFe Corporate Services Inc. ("GSFCSI") does hereby assume sponsorship of and the obligation to pay benefits under the Plan; provided, however, that GlobalSantaFe Corporation (the "Company") does hereby guarantee all benefits under the Plan.

         1.2 Purpose of the Plan: The primary purpose of the Plan is to provide deferred compensation for a select group of management and highly compensated employees. The Plan is expected to attract, retain and motivate executives in key positions within top management, and to provide a similar incentive for employees of the Employers who have risen to eligible positions for inclusion in the Plan so that such executive talent is not lost to competition.

                  The Plan is intended to be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Participants herein shall have the status of unsecured creditors of GSFCSI and the Company. GSFCSI may elect to establish a "Rabbi Trust" for purposes of protecting the benefit payments.


                                   ARTICLE II

                                   DEFINITIONS

         2.1 For purposes of the Plan, the terms listed below shall be defined as follows:

                  Applicable Rate means, at the date of determination, the lesser of the average monthly Pension Benefit Guaranty Corporation immediate and deferred interest rate for the preceding calendar quarter or 5%; provided, however, that, in the event the Pension Benefit Guaranty Corporation ceases to publish a monthly immediate and deferred interest rate, the Committee will apply, in substitution, an interest rate index or formula that is generally accepted to result in a comparable rate.

                  Basic Earnings means the amount of regular annual basic compensation, converted to its monthly equivalent, paid to a Participant by an Employer, including salary continuation payments made pursuant to a severance plan, program, agreement or policy maintained by the Company, GSFCSI or any affiliate by which the Participant was employed. In the event a severance payment is paid in a lump sum or sums based on a multiple or any percentage of salary, the salary amount shall be deemed to accrue over the period of time that it would normally have been paid had the salary continued at the rate in effect on the termination date until the severance payments were exhausted. The term "Basic Earnings" shall not include (i) payments constituting a "Bonus" (as defined in this Plan), (ii) allowances, adjustments or bonuses that represent special area or living allowances, (iii) commissions, (iv) contingent or other irregular or extra compensation based upon contract completions or extended travel assignments, (v) Employer contributions under this Plan, (vi) any other form of compensation that does not constitute regular basic compensation, such as restricted stock awards or stock options awarded under the Company's stock option plans as in effect from time to time, and (vii) amounts earned after the date benefits commence under the qualified defined benefit retirement plan of the Employers.

Notwithstanding the above, "Basic Earnings" includes only that compensation that is considered "wages" under Code section 3121(a)(1), without regard to any limitations on amounts as may be from time to time stated therein.

If a Participant continues to earn Service during disability, his or her "Basic Earnings" for the period of disability shall be deemed to be the same as such Participant's "Basic Earnings" immediately prior thereto.

                  Benefit Period means a consecutive 36-month period (within the 120 months immediately preceding a Participant's termination of Service with all Employers) in which the Participant receives his or her highest consecutive 36 months of (i) Basic Earnings plus (ii) Considered Bonus.

                  Benefits Executive Committee means the committee charged with administering the Plan under Article IV of the Plan.

                  Board means the Board of Directors of the Company.

                  Bonus means a payment, converted to its monthly equivalent, paid under an established incentive compensation practice, including bonus continuation payments made pursuant to a severance plan, program, agreement or policy maintained by the Company GSFCSI or any affiliate by which the Participant was employed. In the event a severance payment is paid in a lump sum or sums based on a multiple of deemed bonus, the payment(s) shall be divided by the multiplier and each fraction thereof shall constitute a single annual "Bonus," which shall be deemed paid on the customary annual bonus date (as determined by the Committee) over the number of years represented by the multiplier.

In the event a severance payment is paid in a lump sum or sums and is 100% or less than deemed bonus, the payment(s) shall be deemed to be paid on the customary bonus date next following the date of the Participant's termination of employment. The term "Bonus" shall not include (i) payments constituting "Basic Earnings" (as defined in this Plan), (ii) allowances, adjustments or bonuses that represent special area or living allowances, (iii) commissions, (iv) contingent or other irregular or extra compensation based upon contract completions or extended travel assignments, (v) Employer contributions under this Plan, (vi) any other form of compensation that does not constitute regular basic compensation, such as restricted stock awards or stock options awarded under the Company's stock option plans as in effect from time to time, and (vii) amounts earned after the date benefits commence under the qualified defined benefit retirement plan of the Employers.

Notwithstanding the above, "Bonus" includes only that compensation that is considered "wages" under Code section 3121(a)(1), without regard to any limitations on amounts as may be from time to time stated therein.

                  If a Participant continues to earn Service during disability, his or her "Bonus" for the period of disability shall be deemed to be the same as such Participant's "Bonus" immediately prior thereto.

                  Cause means "Cause" as defined in the Participant's employment agreement or severance agreement. If no such agreement is in effect, "Cause" means willful conduct that is materially injurious to an Employer, monetarily or otherwise; provided, however that (i) no termination of employment shall be for Cause until the Participant has been delivered a copy of a written notice setting forth that he or she is guilty of the conduct and specifying the particulars thereof in detail and (ii) termination solely on account of inadequate performance or incompetence shall not constitute termination with Cause. For purposes of the preceding sentence, no act, nor failure to act, shall be considered "willful" unless the Participant has acted, or failed to act, without a reasonable belief that his or her action or failure to act was in the best interest of an Employer.

                  Change in Control means the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than an Excluded Person, of the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (i) the then outstanding ordinary shares of the Company or of any affiliate of the Company by which the Participant is employed or which directly or indirectly owns or controls any affiliate by which the Participant is employed (the "Outstanding Company Ordinary Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company or of any affiliate of the Company by which the Participant is employed or which directly or indirectly owns or controls any affiliate by which the Participant is employed entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that neither an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company nor an acquisition by an affiliate of the Company that remains under the Company's control will constitute a Change in Control; or

(b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's equityholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (meaning a solicitation of the type that would be subject to Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Approval by the equityholders of the Company of a reorganization, merger, consolidation or similar transaction to which the Company or any affiliate is a party, in each case unless, following such reorganization, merger, consolidation or similar transaction, (i) more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or similar transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or similar transaction, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (ii) 50% of, respectively, the then outstanding ordinary shares or shares of common stock of the parent of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction and the combined voting power of the then outstanding voting securities of the parent of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or similar transaction,
(iii) no Person (excluding the Company, any affiliate of the Company that remains under the Company's control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation resulting from such reorganization, merger, consolidation or similar transaction, and any Person beneficially owning, immediately prior to such reorganization, merger, consolidation or similar transaction, directly or indirectly, 35% or more of the Outstanding Company Ordinary shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (iv) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, consolidation or similar transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or similar transaction; or

(d) Approval by the equityholders of the Company of any plan or proposal that would result, directly or indirectly, in (i) a complete liquidation or dissolution of the Company or of any affiliate of the Company by which the Participant is employed, or (ii) any sale or other disposition (or similar transaction) (in a single transaction or series of related transactions) of (A) 50% or more of the assets or earnings power of the Company or any affiliate of the Company by which the Participant is employed or which, directly or indirectly, owns or controls any affiliate by which the Participant is employed or (B) business operations that generated a majority of the consolidated revenues (determined on the basis of the Company's four most recently completed fiscal quarters for which reports have been completed) of the Company and its affiliates immediately prior thereto, other than to an affiliate of the Company or to a corporation or other entity with respect to which following such sale or other disposition (1) more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Ordinary shares and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company, any affiliate of the Company that remains under the Company's control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Outstanding Company Ordinary Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding ordinary shares or shares of common stock of such corporation or other entity or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets; or

(e) Approval by the equityholders of the Company of a "merger of equals" (which for purposes of this Subsection shall mean a merger with another company of relatively equal size) to which the Company is a party as a result of which the persons who were equity holders of the Company immediately prior to the effective date of such merger shall have beneficial ownership of less than 55% of the combined voting power for election of members of the board (or equivalent) of the surviving entity or its parent following the effective date of such merger, provided that the Board shall have authority to increase said percentage as may in its sole discretion be deemed appropriate to cover a specific transaction.

For purposes of the preceding sentence, the term "Excluded Person" shall mean and include (i) any corporation beneficially owned by shareholders of the Company in substantially the same proportion as their ownership of shares of the Company and (ii) the Company and any affiliate of the Company. Also, for purposes of the preceding sentence, the term "Board" shall mean the board of directors of the Company.

                  Change in Control Termination means involuntary termination of Service with all of the Employers (other than for Cause) or voluntary termination of Service with all of the Employers for Good Reason within (i) the period of time following a Change in Control described in a Participant's employment agreement or severance agreement or (ii) if no such agreement is in effect, within 24 months following a Change in Control. A Change in Control Termination includes any termination that would have been so characterized under the Prior Plan or the Legacy Santa Fe Plan.

                  Considered Bonus means the three highest Bonuses paid to a Participant during any 36-month period. In calculating the 36-month period described in the preceding sentence, any and all months of unpaid authorized leave of absence shall be disregarded and shall not count as part of the 36-month period.

                  Code means the Internal Revenue Code of 1986, as amended from time to time.

                  Company means GlobalSantaFe Corporation.

                  Compensation Committee means the Compensation Committee of the Board.


                  Early Retirement Benefit means a Participant's Normal Retirement Benefit earned to Early Retirement Date, reduced 5/12ths of 1% for each month the Participant is less than age 62 on the date the benefits are paid.

                  Early Retirement Date means the first day of the month commencing on or immediately after the date of a Participant's termination of Service with all Employers after the Participant's attainment of age 55 and the completion of five years of Service or any later date elected by the Participant at least 12 months prior to retirement and approved by the Benefits Executive Committee, but not later than a Participant's Normal Retirement Date.

                  Effective Date means July 1, 2002.

                  Employers means the Company and its subsidiaries.

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                  GSFCSI means GlobalSantaFe Corporate Services Inc.

                  Good Reason means "Good Reason" as defined in the Participant's employment agreement or severance agreement. If no such agreement is in effect, "Good Reason" means the termination of employment caused by and occurring within 90 days of the occurrence of any of the following events or conditions:

                  (i) without the express written consent of the Participant, the assignment to the Participant of any duties that are materially inconsistent with Participant's position, duties and status with an Employer at the time of the Change in Control;

                  (ii) without the express written consent of the Participant, any action by an Employer occurs that results in a material diminution in the position, duties or status of the Participant with the Employer as in effect at the time of the Change in Control;

                  (iii) any transfer or proposed transfer of the Participant for an extended period to a location more than 50 miles outside his principal place of employment at the time of the Change in Control without his express written consent, except for a transfer or proposed transfer for strategic reallocations of the personnel reporting to the Participant;

                  (iv) the base annual salary of the Participant is reduced; or

                  (v) the failure by an Employer to provide the Participant with incentive compensation opportunities consistent with those provided for under each material incentive plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater).

Unless otherwise provided by a Participant's employment or severance agreement, "Good Reason" shall not be established by reason of any transfer or proposed transfer of the Participant to an area or regional office of an Employer existing on the Effective Date or to a new location of the administrative head office of an Employer (or of any successor entity) following a Change in Control.

                  Legacy Santa Fe Plan means the GlobalSantaFe Supplemental Executive Retirement Plan, formerly the Santa Fe International Corporation Supplemental Executive Retirement Plan.

                  Lump-Sum Equivalent means, with respect to any benefit hereunder, a lump-sum payment equal in value at date of determination to such benefit when determined actuarially, based upon the mortality table used in the qualified defined benefit retirement plan of the Employers in which the Participants participate and Applicable Rate.

                  Normal Retirement Benefit means a benefit equal to the product of (a) times (b) times (c) offset by (d) as follows:

                  (a) 4%;

                  (b) the monthly average of the Participant's Basic Earnings and three highest Bonuses during the Benefit Period;

                  (c) the Participant's total years and completed months of Service with an Employer to a maximum of 15 years;

                  (d) the monthly benefit payable under any qualified or nonqualified defined benefit retirement plan of the Employers, assuming the Participant received such benefit in the form of a single life annuity commencing on the later of the Participant's normal retirement date under the qualified defined benefit retirement plan of the Employers or the date benefits are paid under this Plan.

In calculating a Participant's 36 highest consecutive months of Basic Earnings, any and all months of unpaid authorized leave of absence shall be disregarded and shall not count as part of Participant's 36-month period. In the case of a Participant who has been married at least one year on his or her termination of Service and Retirement Date or whose death is solely through accidental causes, the Normal Retirement Benefit shall be deemed to be payable in the form of a 100% joint and survivor annuity. In all other cases, a Participant's Normal Retirement Benefit shall be deemed payable in the form of a single life annuity. The 100% joint and survivor benefit will be subject to a reduction of 1% of the Participant's annual retirement benefit for each year that the Participant's spouse is more than ten years younger than the Participant.

                  Normal Retirement Date means the first day of the month following a Participant's 62nd birthday, or if the Participant's birthday is on the first of the month, that day will be his or her Normal Retirement Date; provided, however, that if the Participant has not completed 5 years of Service, the Participant's Normal Retirement Date will be the earlier of the date he or she completes 5 years of Service or the date he or she attains age 65.

                  Participant means an employee approved for participation in the Plan by the Compensation Committee in accordance with Section 3.1 of the Plan.

                  Plan means the GlobalSantaFe Supplemental Executive Retirement Plan.

                  Prior Plan means the GlobalSantaFe Executive Supplemental Retirement Plan of 1990, formerly the Global Marine Executive Supplemental Retirement Plan of 1990.

                  Retirement Date means the date upon which a Participant elects to receive a benefit under the Plan.

                  Service means periods of active employment, post-employment salary continuation periods provided by a plan, program, agreement or policy of an Employer, if any, and periods during which a Participant is disabled or on an authorized leave of absence, so long as the Participant is continued as an active employee on the employment rolls of an Employer, and provided that such periods occur prior to the date benefits commence under the qualified defined benefit retirement plan of the Employers. With respect to any Participant who receives a severance payment in the form of a lump sum or sums, instead of a severance payment in the form of salary continuation pursuant to normal practices, "Service" does not include periods following termination of employment.

                  Unvested Participant means a Participant who terminates Service prior to either (a) attainment of age 55 and completion of five years of Service or (b) attainment of age 65.

                                   ARTICLE III

                               RETIREMENT BENEFITS


         3.1 Participation: A select group of management and highly compensated employees of the Employers as identified by the Compensation Committee of the Company are eligible to participate in the Plan. Actual participation in the Plan by an eligible employee requires approval by the Company's Compensation Committee. The Compensation Committee may terminate such employees' participation in the Plan prospectively. Participation in the Plan shall automatically cease upon a Participant's termination of Service with all Employers except to the extent that such Participant may already be entitled to receive a Normal Retirement Benefit or an Early Retirement Benefit under this Plan as of the date of such termination.

         3.2 Vesting of Benefits and Forfeiture of Benefits: On and after the date a Participant becomes entitled to receive, or to then terminate Service and receive, a Normal Retirement Benefit or an Early Retirement Benefit under the Plan, such benefits shall be deemed to be vested. Except as provided under the Plan, a Participant who terminates Service with the Employers prior to the earlier of (a) both attainment of age 55 and completion of five years of Service with the Employers or (b) attainment of age 65 will not be entitled to a benefit under the Plan.

         3.3 Normal Retirement Benefit: A Participant shall be entitled to receive the Lump-Sum Equivalent of the Participant's Normal Retirement Benefit in the event of his or her termination of Service with all Employers at any time on or after the Participant's Normal Retirement Date.

         3.4 Early Retirement Benefit: A Participant shall be entitled to receive the Lump-Sum Equivalent of his or her Early Retirement Benefit following the Participant's Early Retirement Date.

         3.5 Benefit Payable upon a Change in Control: Upon a Change in Control Termination of an Unvested Participant, such Participant will be entitled to a payment of the Lump-Sum Equivalent of his or her Early Retirement Benefit. With respect to a

Participant who has not yet attained age 55, the payment will be calculated on the basis of the subsidized Early Retirement Benefit that the Participant would have earned at age 55, discounted to present value (using the Applicable Rate) based on the Participant's actual age; provided, however, that no Participant will be credited with additional Service for purposes of calculating his or her retirement benefit.

         3.6 Benefit Payable Upon Death of Participant: If a Participant terminates his or her employment due to death, he or she will be entitled to a death benefit payable to his or her surviving spouse, if any. The death benefit payable hereunder will be the Lump-Sum Equivalent of the survivor portion of the earned benefit, which will be calculated as a 100% joint and survivor annuity on the Participant's life. Any Unvested Participant who terminates employment due to death will be deemed vested in his or her Early Retirement Benefit, calculated as if the Participant had attained the greater of age 55 or the Participant's actual age and discounted to present value (using the Applicable
Rate) based on the Participant's actual age at the time of his or her death; provided however, that no Participant will be credited with additional Service for the purpose of calculating his or her retirement benefit. To qualify for a spousal benefit under this Section, either (i) a Participant and his or her spouse must have been legally married to each other throughout the one-year period ending on the date of the Participant's death or (ii) the Participant's death must be through accidental causes alone.

         3.7 Termination for Cause: Notwithstanding anything to the contrary in this Plan, any and all vested and unvested benefits under this Plan will be forfeited upon a termination for Cause.

         3.8 Form and Timing of Benefit Payments. All benefits due under the Plan shall be paid in the form of a lump sum within 60 days after the event giving rise to the Participant's right to payment.

         3.9 Effect of an Agreement: Benefits under the Plan may be increased, decreased or otherwise modified by any legally binding contractual agreement between a Participant and the Company or GSFCSI.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         4.1 Plan Administration: The Plan will be administered by the Benefits Executive Committee appointed by the Board of Directors of GSFCSI. The Benefits Executive Committee shall have all right, discretion and power necessary to supervise and control the administration of the Plan and to construe and interpret all Plan terms and provisions. The determination of any fact by the Benefits Executive Committee and the construction placed by the Benefits Executive Committee upon the provisions of the Plan shall be binding upon all Participants.

         4.2 Amendment and Plan Termination: The Board may, at its sole discretion, terminate, suspend or amend the Plan at any time or from time to time, in whole or in part. Notwithstanding the foregoing, the Benefits Executive Committee may amend the Plan by its own action, provided that such amendment is permissible under the authority granted to the Benefits Executive Committee by the Board as set forth in the Benefits Executive Committee's charter.

         If the Plan is ever terminated, all beneficiaries receiving benefits and all Participants will be entitled an immediate payment of the Lump-Sum Equivalent of their accrued, vested benefits under the Plan (if any). Each Unvested Participant will be deemed vested in his or her Early Retirement Benefit and will be entitled to the Lump-Sum Equivalent of such benefit, calculated as if the Participant had attained the greater of age 55 or the Participant's actual age and discounted to present value (using the Applicable
Rate) based on the Participant's actual age; provided, however, that no Participant will be credited with additional Service for the purpose of calculating his or her retirement benefit.

         4.3 Assignment of Benefits: A Participant may not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, pledge or encumber any benefits to which he or she is or may become entitled to under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

         4.4 Not an Agreement of Service: Nothing in the establishment of the Plan is to be construed as giving any Participant the right to be retained in the Service of any Employer.

         4.5 Use and Form of Words: Words used herein in the masculine gender shall be construed as also used in the feminine gender where they would so apply, and vice versa. Words used in the singular form shall be construed as also used in the plural form where they would so apply, and vice versa.

         4.6 Guarantee. By executing this Plan, the Company agrees to guarantee the payment of all benefits hereunder.

                                    ARTICLE V

                                CLAIMS PROCEDURE

5.1 Filing Claims: In the event the Participant does not receive a distribution from the Plan when due, or if the Participant does not agree with a matter pertaining to his or her distribution under the Plan, the Participant may submit a written claim to the Benefits Executive Committee. The Participant will be notified in writing of the decision of the Benefits Executive Committee within 90 days after the written claim is received (or 180 days if it is a special case).

         5.2 Denial of Benefits: If a claim for benefits is denied in whole or in part, the Participant will be notified in writing as to the specific reasons for the denial. Within a period of 60 days after receipt of such notification, the Participant may appeal such denial in writing to the Benefits Executive Committee. If the Participant does not appeal within the 60-day period, the denial will be considered final, binding and conclusive.

         The Benefits Executive Committee will review the facts of the case and will have the discretionary authority to make a final and conclusive determination of the claim. Such determination will be issued in writing within 60 days after receipt of the written appeal (or within 120 days if special circumstances require an extension of time for processing).

                  IN WITNESS WHEREOF, this Plan, as amended and restated, has been executed as of the 23rd day of July 2002.

                                           GLOBALSANTAFE CORPORATE SERVICES INC.



                                           By s / Richard E. McClaine
                                              -------------------------------
                                               Richard E. McClaine
                                               Vice President


                  AND, FURTHER, has been executed in accordance with Section 4.6 of the Plan as of the 23rd day of July 2002.

                                            GLOBALSANTAFE CORPORATION



                                            By  Joe. E. Boyd
                                               --------------------------------
                                                Joe E. Boyd
                                                Senior Vice President, Human
                                                Resources and Corporate Affairs

                                    EXHIBIT A

                            PARTICIPANTS IN THE PLAN


Joe E. Boyd

C. Stedman Garber, Jr.

Roger B. Hunt

Thomas R. Johnson

C. R. Luigs

Jon A. Marshall

Seals M. McCarty

James L. McCulloch

W. Matt Ralls

Robert E. Rose

Tom L. Seeliger

Douglas K. Vrooman

Bruce A. Watson

Marion M. Woolie


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